                                                                 EXHIBIT 10.1

                                  PURCHASE AGREEMENT

                                 dated July 16, 1999

                                     by and among

                          ACCURIDE CORPORATION ("ACCURIDE"),

                   SERVICIOS AISA, S.A. DE C.V. ("SERVICIOS AISA"),

                  ACCURIDE DE MEXICO, S.A. DE C.V. (the "COMPANY"),

                     INDUSTRIA AUTOMOTRIZ, S.A. DE C.V. ("IASA")

                                         and

                        GRUPO INDUSTRIAL RAMIREZ, S.A. ("GIR")

                                  PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of July 16, 1999, by and among Accuride Corporation, a Delaware corporation ("ACCURIDE"), Servicios AISA, S.A. de C.V., a Mexican corporation ("SERVICIOS AISA" and, together with Accuride, the "PURCHASERS"), Accuride de Mexico, S.A. de C.V., a Mexican corporation (the "COMPANY"), and Grupo Industrial Ramirez, S.A., a Mexican corporation ("GIR") and Industria Automotriz, S.A. de C.V., a Mexican corporation ("IASA" and, together with GIR, the "SELLERS").

                                       RECITALS

          A. Pursuant to a Joint Venture Agreement dated as of November 5, 1997 among Accuride, IASA, GIR and the Company (the "JV AGREEMENT"), Accuride and IASA created a joint venture and incorporated the Company as a variable capital corporation under the laws of the United Mexican States to produce, market and sell all kinds of steel wheels, rims, side rings, lock rings, adapter rings, spacer bands, mounting bands and related components, replacements and products ("WHEELS").

          B. The parties entered into a Wheel Requirements Agreement (the "WHEEL REQUIREMENTS AGREEMENT") and a Bailment Agreement (the "BAILMENT AGREEMENT") whereby (i) the Company has installed its equipment at IASA's manufacturing facility in San Nicolas de los Garza, Nuevo Leon, Mexico (the "IASA FACILITY"), (ii) the Company supplies IASA with raw materials, (iii) IASA then manufactures Wheels using the Company's equipment and sells the Wheels back to the Company at cost plus 3.25% of the gross sales revenues (but excluding the applicable VAT (as defined in the JV Agreement)) that the Company actually invoices for sales of finished Wheels to its customers.

          C. The total authorized capital stock of the Company consists of the fixed portion represented by 50,000 registered no par value common shares and the variable portion represented by 75,000,000 registered no par value common shares.

          D. Accuride owns 100,147 shares, or 51%, of the fixed capital stock of the Company and 39,936,831 shares, or 51%, of the variable capital stock of the Company.

          E. IASA owns 96,219 shares, or 49%, of the fixed capital stock of the Company and 38,370,680 shares, or 49%, of the variable capital stock of the Company (such shares being collectively referred to herein as the "IASA SHARES").

          F. In reliance on and subject to the terms, conditions, representations, warranties, covenants and agreements herein contained, Purchasers desire to acquire the IASA Shares from the Sellers and the Sellers desire to sell the IASA Shares to Purchasers.


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

                                      AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

                                      ARTICLE I.
                                  PURCHASE AND SALE

          Section 1.01 AGREEMENT TO PURCHASE AND SELL IASA SHARES. Subject to the terms and conditions of this Agreement, the Sellers agree to sell to the Purchasers, and the Purchasers agree to purchase from the Sellers, at Closing (as defined below), the IASA Shares, to be allocated 96,218 shares of the fixed capital stock and 38,370,680 shares of the variable capital stock to Accuride and 1 share of the fixed capital stock to Servicios AISA.

          Section 1.02 ACQUISITION OF THE IASA SHARES. Subject to the adjustments provided in the Escrow Agreement (as defined below), in exchange for the IASA Shares, at the Closing, Purchasers shall pay, or shall cause to be paid, a total of $7,300,000 which represents the amount of $.18973409 U.S. Dollars per share to be distributed as indicated in Section 1.01 above, (the "PURCHASE PRICE"), comprised of the following:

                (i) $2,750,000 in immediately available funds to the account or accounts specified in writing by the Sellers.

                (ii) $4,550,000 (the "ESCROW AMOUNT") in immediately available funds, pursuant to the Escrow Agreement, in substantially the form attached hereto as Exhibit A (the "ESCROW AGREEMENT"), to an escrow account (the
"ESCROW ACCOUNT") established in accordance with the Escrow Agreement.   The
Escrow Amount shall be governed by this Sections 1.02 and 1.03 and the provisions of the Escrow Agreement. The Escrow Amount shall be allocated as follows in three separate accounts: (i) $300,000 (the "MAINTENANCE FUNDS"),
(ii) $250,000 (the "RAW MATERIALS FUNDS") and (iii) $4,000,000 (the "TAX LIEN FUNDS").

          Section 1.03   ESCROW AMOUNT.

          (a) The Maintenance Funds shall be administered by a committee of four individuals (the "MAINTENANCE COMMITTEE"), of which two shall be elected by Accuride (which initially shall be Robert J. Fagerlin and Raul Gonzalez Valdes) and two shall be elected by the Sellers (which initially shall be Gregorio Ramirez Jauregui and Pedro Sanchez). All decisions of the Maintenance Committee shall be made by the majority vote of the Maintenance Committee; provided, however, that in the event that the Maintenance Committee is unable to concur on a decision, Robert J. Fagerlin or his successor shall make the final decision on behalf of the Maintenance Committee in his sole discretion. The Maintenance Committee shall determine a


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
schedule (the "MAINTENANCE SCHEDULE") establishing certain maintenance costs at the IASA Facility that are not considered to be incurred in the ordinary course of business (the "EXTRAORDINARY MAINTENANCE COSTS"). The Maintenance Committee shall deliver a notice to the Escrow Agent (as defined in the Escrow Agreement), providing instructions to deliver from the Maintenance Funds an amount equal to such Extraordinary Maintenance Costs to the appropriate party as set forth in the Maintenance Schedule. The term of the Maintenance Fund shall be for a period of thirty days after the Closing Date (the "MAINTENANCE FUNDS EXPIRATION DATE"). If the total sum of all Extraordinary Maintenance Costs set forth in the Maintenance Schedule is less than the Maintenance Funds, the Maintenance Committee shall deliver a notice to the Escrow Agent, instructing the Escrow Agent to deliver to IASA any amount remaining in the Maintenance Funds as of the Maintenance Funds Expiration Date.

          (b)   The Raw Materials Funds shall be subject to the following:

                (i) Pursuant to the terms of the Wheel Requirements
Agreement, the Company has been selling raw materials (the "Raw Materials") to IASA for IASA to manufacture Wheels for sale to the Company. IASA and the Company have agreed to amend the terms of the Wheel Requirements Agreement whereby the Company will continue providing Raw Materials to IASA, but retaining title thereto, for IASA to provide the corresponding Wheel manufacturing services to the Company, pursuant to the Wheel Requirements Agreement, as amended by Amendment No. 1 to the Wheel Requirements Agreement executed on the date hereof, a copy of which is attached hereto as Exhibit B. Therefore, IASA hereby agrees to sell, and as of the Closing Date shall sell, and transfer and assign to the Company title to the existing inventory of Raw Materials, pursuant to an invoice in substantially the form attached hereto as Exhibit C.

                (ii) The parties agree that as of the Closing Date, there should be a fixed amount of Raw Materials as determined on the books and records of the Company (the "ESTIMATED RAW MATERIALS") at the IASA Facility. As soon as practicable after the Closing (but no later than 10 days thereafter), the Company and IASA shall perform an audit (the "Audit Date") of the actual Raw Materials (the "ACTUAL RAW MATERIALS") at the IASA Facility (and reconcile such amount taking into consideration the Raw Material provided from the Closing Date to the Audit Date). If the Actual Raw Materials is less than the Estimated Raw Materials and such difference is not reasonably resolved (i.e., allowance for steel and steel section scraps) subject to the Purchasers' satisfaction, such difference shall be distributed to the Company from the Raw Materials Funds, and any remaining amounts in the Raw Materials Funds shall be distributed to IASA; within five days of the final determination of the Actual Raw Materials, the Seller Representative and the Purchaser Representative shall deliver to the Escrow Agent a notice providing instructions for such distributions.

          (c) The Tax Lien Funds shall be governed by Section 4(c) of the Escrow Agreement.


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          Section 1.04 CLOSING. The closing of the transactions contemplated in this Agreement (the "CLOSING") shall take place at the offices of the Company no later than three days after the conditions set forth in Article IV have been satisfied or otherwise waived by the applicable party or such other date or place as shall be mutually acceptable to the parties (the "CLOSING DATE").

                                     ARTICLE II.
                    REPRESENTATIONS AND WARRANTIES OF IASA AND GIR

          As an inducement to Purchasers to enter into this Agreement, IASA and GIR, jointly and severally, hereby represent and warrant to Purchasers, which representations and warranties are, as of the date hereof, true and correct:

          Section 2.01 DISCLOSURE SCHEDULE. IASA and GIR have heretofore delivered to Purchasers a schedule (the "DISCLOSURE SCHEDULE") containing certain information regarding GIR, IASA and the Company as indicated at various places in this Agreement. All information set forth in the Disclosure Schedule is true, correct and complete as of the date of this Agreement, and shall be true, correct and complete on and as of the Closing Date, and shall be deemed for all purposes of this Agreement to constitute an integral part of this Agreement and of the representations and warranties of GIR and IASA contained herein.

          Section 2.02 INCORPORATION AND QUALIFICATION OF THE SELLERS AND THEIR SUBSIDIARIES.

          (a) Each of GIR and IASA is a corporation duly incorporated and validly existing under the laws of the Untied Mexican States.

          (b) Each of GIR and IASA has all necessary corporate power and authority and has taken all corporate actions necessary or appropriate to enter into this Agreement and the Escrow Agreement, to carry out its obligations hereunder and thereunder, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Each of GIR and IASA has taken all actions necessary to secure all approvals required in connection herewith and therewith. The execution and delivery of each of the Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of each of GIR and IASA. Each of IASA and GIR further represents and warrants, jointly and severally, that none of the following documents has been amended or revoked, but each remains in full force and effect: (i) the Power of Attorney granted to Gregorio Ramirez Jauregui by IASA and formalized by means of public deed 2151 dated September 18, 1998 before Ms. Maria Atala Martinez, Notary Public 127 in Monterrey, N.L.; and (ii) the Power of Attorney granted to Gregorio Ramirez Jauregui by GIR and formalized by means of public deed 2183 dated October 19, 1998 before Ms. Maria Atala Martinez, Notary Public 127 in Monterrey, N.L. Upon execution and delivery (assuming due execution and delivery by the other parties hereto), each of


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
the Agreement and the Escrow Agreement will be the valid and legally binding agreement of each of GIR and IASA, enforceable against GIR and IASA in accordance with its terms and conditions. Without limiting the generality of the foregoing, GIR further represents and warrants that it does not need to obtain approval of its stockholders to enter into this Agreement and the Escrow Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

          (c) GIR is the legal beneficial owner of at least 90% of the outstanding voting capital stock of Trailers de Monterrey, S.A. de C.V, a Mexican corporation ("TRAILERS"), free and clear of any and all Liens (as defined below). Trailers is a corporation duly organized and validly existing under the laws of the United Mexican States.

          (d) GIR is the legal beneficial owner of at least 90% of the outstanding voting capital stock of Distribuidora Automotriz Ramirez, S.A. de C.V, a Mexican corporation ("DIARSA"), free and clear of any and all Liens. DIARSA is a corporation duly organized and validly existing under the laws of the Untied Mexican States.

          Section 2.03   CONSENTS; NO CONFLICT.  Except as set forth in Section
2.03 of the Disclosure Schedule, no consents, approvals, assignments, releases, termination statements, filings, notifications or other similar authorizations or filings ("CONSENTS") to the transactions contemplated by this Agreement or the Escrow Agreement are required from or with any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or Governmental Authority (as defined below) (collectively, a "PERSON"). Without limiting the generality of the foregoing, the Consents of the IASA stockholders and the holders of the Obligaciones con Garantia Fiduciaria (IASASA) 1992 formalized by means of the acta de emision (Indenture) contained in public deed 14,956 dated September 2, 1992, granted before Mr. Gilberto Allen, Notary Public 33 in Monterrey, N.L., (as amended from time to time "Debentures"), to the transactions contemplated by this Agreement and the Escrow Agreement are not required to consummate the transactions contemplated by this Agreement and the Escrow Agreement. Assuming all Consents and other actions described in Section 2.03 of the Disclosure Schedule have been obtained and all filings and notifications listed in Section 2.03 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement and the Escrow Agreement by the Sellers, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

          (a) violate or conflict with the respective ESCRITURA CONSTITUTIVA or Bylaws (or other similar applicable charter document) of the Sellers;

          (b) conflict with or violate any law, statute, ordinance, rule, regulation, order, writ, judgment, injunction, decree, ruling, stipulation, determination or award (collectively, a "GOVERNMENTAL ORDER") entered by or with any federal, state or local governmental authority,


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
regulatory or administrative agency, or governmental commission, court, tribunal or arbitral body (collectively, the "GOVERNMENTAL AUTHORITY") applicable to either of the Sellers;

          (c) conflict with, result in any breach of, or constitute a Default (as defined below) under any material Contracts (as defined below) relating to the business or assets of either of the Sellers or to or by which either of the Sellers is a party or is otherwise bound or affected, or result in the creation of any claim, security interest, lien, option, subscription, call, or encumbrance of any kind ("LIEN") on either of the Sellers, or any of their respective assets;

          (d) require either of the Sellers to notify or obtain any License (as defined below) or Consent from any Person; or

          (e) result in any other event that would, or is reasonably likely to, affect the ability of either Seller to consummate the transactions contemplated by this Agreement or the Escrow Agreement, except for such violations, conflicts, Defaults, Licenses, Consents or other events which, in the aggregate would not materially affect the ability of either Seller to consummate the transactions contemplated hereby or thereby.

          "DEFAULT" shall mean (a) any actual breach or default, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach or default or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration.

          "CONTRACTS" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, severance agreement, license, instrument, obligation or commitment to which a Person is a party or is bound and which relates to the Person's business or assets, whether oral or written.

          "LICENSE" shall mean all licenses, authorizations, permits and certificates.

          Section 2.04   TITLE

          IASA is the legal and beneficial owner of, and has the complete and unrestricted power and the unqualified right to transfer, and is transferring, the IASA Shares, free and clear of all Liens. With respect to the IASA Shares, "LIENS" shall include any agreement limiting or restricting Sellers' right to vote, transfer or otherwise dispose of the IASA Shares. Upon the delivery of and payment of the amount indicated in Paragraph (a) of Section 1.02 herein, the Purchasers will acquire good and valid title to the IASA Shares, free and clear of all Liens.

          Section 2.05   LITIGATION.    There are no pending or, to the Sellers'
knowledge, threatened or anticipated judicial or administrative claims, actions, suits, criminal prosecutions, governmental audits or investigations, administrative proceedings, arbitrations, mediations or


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
proceedings ("LITIGATION") which (i) would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of the Sellers to consummate the transactions contemplated by this Agreement or the Escrow Agreement or (ii) question the validity of this Agreement, the Escrow Agreement or any action taken or to be taken by the Sellers in connection herewith or therewith.

          Section 2.06   NO MATERIAL ADVERSE EFFECT.   Since December 31, 1998,
to the Sellers' knowledge, there has not been any Company Material Adverse Effect nor has there been any material failure by the Company to operate its business in the ordinary course.

          "COMPANY MATERIAL ADVERSE EFFECT" means any event, fact, effect or change which, individually or in the aggregate, has, or is reasonably likely to have, a material adverse effect on the condition (financial or other), business, prospects, results of operations, assets, liabilities or operations of the Company.


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          Section 2.07 NO UNDISCLOSED LIABILITIES. To Sellers' knowledge, the Company does not have any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or disclosed or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with generally accepted United States accounting principles consistently applied, except for (a) debts, liabilities and obligations that were so reserved on, or disclosed or reflected in, the balance sheet of the Company as of December 31, 1998 and the notes thereto and (b) debts, liabilities or obligations arising in the ordinary course of business since December 31, 1998.

          Section 2.08 CERTAIN PAYMENTS. Each of the Sellers or each of the directors, officers or agents of such Seller has not, directly or indirectly,
(a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate (as defined below) of the Company or (iv) in violation of any Governmental Order or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company. "AFFILIATE" of a Person means any other Person that directly or indirectly controls, or is controlled by, or under common control with, the first Person.

          Section 2.09 AGREEMENTS. Section 2.09 of the Disclosure Schedule sets forth all agreements, contracts, leases, purchase orders, undertakings, understandings, covenants not to compete, confidentiality agreements, licenses, obligations or other commitments, whether oral or written, between each of the Sellers or any of its Affiliates, on one hand, and each of the Purchasers or any of its Affiliates, on the other hand.

          Section 2.10 JOINT VENTURE AGREEMENTS. Each of the Sellers is in compliance in all material respects under each of the agreements contemplated by and entered into pursuant to the JV Agreement (together with the JV Agreement, the "ADM AGREEMENTS").

          Section 2.11 SELLERS' PROPRIETARY RIGHTS. Except as contributed or licensed to the Company pursuant to Section 4.1(a) of the JV Agreement, the Company does not use any of Sellers' Proprietary Rights (as defined below) in the conduct of the Company's business as presently conducted and as presently contemplated to be conducted. The Company has no obligation to compensate any Person, including without limitation, the Sellers, for the use of any of the Sellers' Proprietary Rights. "PROPRIETARY RIGHTS" mean all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof,
(e) trade secrets and confidential business


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (f) other proprietary rights, (g) copies and tangible embodiments thereof (in whatever form or medium) and (h) licenses granting any rights with respect to any of the foregoing.

          Section 2.12 CLAIMS. Section 2.12 of the Disclosure Schedule sets forth all actions, suits or other claims of the Sellers against any of the Purchasers or any of their respective Affiliates.

          Section 2.13   [INTENTIONALLY LEFT BLANK].

          Section 2.14 BROKERS' FEES. All negotiations relating to this Agreement and the Escrow Agreement have been carried out without the intervention of any Person acting on behalf of the Sellers in such manner as to give rise to any valid claim against the Purchasers for any brokerage or finder's commission, fee or similar compensation.

          Section 2.15 SUFFICIENCY OF THE TAX LIEN FUNDS. The amount allocated to the Tax Lien Funds is sufficient to pay for any amounts due under and cancellation of the embargo (attachment) in favor of the Secretariat of Finance and Public Credit for non-payment of taxes, which was recorded in the Public Registry of Property and Commerce in Monterrey on October 15, 1998, under entry 1206, volume 150, Book 13, Section II (the "Embargo").

          Section 2.16 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by GIR or IASA in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished to Purchasers pursuant hereto, including, without limitation, the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                     ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF PURCHASERS

          As an inducement to GIR and IASA to enter into this Agreement, Purchasers, jointly and severally, hereby represent and warrant to GIR and IASA, which representations and warranties are, as of the date hereof, true and correct:


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          Section 3.01   INCORPORATION AND AUTHORITY OF PURCHASERS

          (a) Accuride is a corporation duly formed and validly existing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and the Escrow Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          (b) Servicios AISA is a corporation duly formed and validly existing under the laws of the United Mexican States and has all necessary power and authority to enter into this Agreement and the Escrow Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby pursuant to public deed 50,510 dated April 15, 1998, granted before Mr. Carlos Montano Pedraza, Notary Public 130 in Monterrey, Mexico and recorded in the Public Registry of Property and Commerce in Monterrey, N.L. on April 20, 1998 under entry 2232, volume 207-45, Book 4, Commerce Section.

          (c) Each of the Purchasers has taken all actions necessary to secure all approvals required in connection herewith and therewith. The execution and delivery of each of the Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of each of the Purchasers (including, without limitation, the resolutions of the Board of Directors of Accuride dated as of May 18, 1999), and upon execution and delivery (assuming due execution and delivery by the other parties hereto), each of the Agreement and the Escrow Agreement will be the valid and legally binding agreement of each of the Purchasers, enforceable against each of the Purchasers in accordance with its terms and conditions.

          Section 3.02   NO CONFLICT; CONSENTS

          Except as set forth in Section 3.02 of the Disclosure Schedule, no Consents to the transactions contemplated by this Agreement or the Escrow Agreement are required from or with any Person. Assuming all Consents and other actions described in Section 3.02 of the Disclosure Schedule have been obtained and all filings and notifications listed in Section 3.02 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement and the Escrow Agreement by Purchasers and the consummation of the transactions contemplated hereby and thereby do not and will not:

          (a) violate or conflict with the respective charter documents of each of the Purchasers;

          (b) conflict with or violate any Governmental Order applicable to either of the Purchasers;


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          (c) conflict with, result in any breach of, or constitute a Default under, any material Contract relating to the business or assets of either of the Purchasers or to or by which either of the Purchasers is a party or is otherwise bound or affected, or result in the creation of any Lien on either of the Purchasers or any of their respective assets;

          (d) require either of the Purchasers to notify or obtain any License or Consent from any Person; or

          (e) result in any other event that would, or is reasonably likely to, affect the ability of either of the Purchasers to consummate the transactions contemplated by the Agreement or the Escrow Agreement, except for such violations, conflicts, Defaults, Licenses, Consents or other events which, in the aggregate, would not materially affect its ability to consummate the transactions contemplated hereby or thereby.


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          Section 3.03 AGREEMENTS. Section 3.03 of the Disclosure Schedule sets forth all agreements, contracts, leases, purchase orders, undertakings, understandings, covenants not to compete, confidentiality agreements, licenses, obligations or other commitments, whether oral or written, between each of the Sellers or any of its Affiliates, on one hand, and each of the Purchasers or any of its Affiliates, on the other hand.

          Section 3.04 CLAIMS. Section 3.04 CLAIMS. Section 3.04 of the Disclosure Schedule sets forth all actions, suits or other claims of the Purchasers against any of the Sellers or any of their respective Affiliates.

          Section 3.05 CERTAIN PAYMENTS. Each of the Purchasers or each of the directors, officers or agents of such Purchasers has not, directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company or
(iv) in violation of any Governmental Order or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

          Section 3.06 JOINT VENTURE AGREEMENTS. Each of the Purchasers is in compliance in all material respects under each of the AdM Agreements.

          Section 3.07 BROKERS' FEES. All negotiations relating to this Agreement and the Escrow Agreement have been carried out without the intervention of any Person acting on behalf of the Purchasers in such manner as to give rise to any valid claim against the Sellers for any brokerage or finder's commission, fee or similar compensation.

          Section 3.08 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by the Purchasers in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished to the Sellers pursuant hereto, including, without limitation, the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                  ARTICLE IV.
                                  CONDITIONS

          Section 4.01 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS. The obligations of the Purchasers to consummate the transactions provided for hereby are subject, in the reasonable discretion of the Purchasers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchasers:


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          (a) the representations and warranties in Article II shall be true and correct in all material respects when made and at and as of the Closing Date as if such representations and warranties were made at such time (except that those representations and warranties which are made as of a specific date shall be true and correct only as of such date);

          (b) GIR and IASA shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed or satisfied by them prior to or at the Closing Date;

          (c) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect as of the Closing and which results in (i) a restraint, prohibition or other interference with the ownership or operation by the Purchasers or any of their Affiliates of all or any material portion of the business of the Company, (ii) the imposition or confirmation of any material limitations on the ability of the Purchasers effectively to exercise full rights of ownership of the IASA Shares, including, without limitation, the right to vote the IASA Shares on any matters properly presented to the stockholders, (iii) a requirement that the Purchasers or any of their Affiliates divest any securities of the Company or any material part of the Company's business, (iv) of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of the such transactions or (v) is reasonably likely to result in a Company Material Adverse Effect (each of (i) through (v), a "SUBSTANTIAL DETRIMENT");

          (d) all material Licenses or Consents from any Person, and all filings, registrations and notifications necessary to permit GIR and IASA to consummate the transactions contemplated by this Agreement shall have been obtained or made. All such Licenses and Consents which have been obtained shall be on terms that are not reasonably likely, directly or indirectly, to result in a Substantial Detriment;

          (e) no Person who or which is not a party to this Agreement shall have commenced or threatened to commence any Litigation seeking to restrain or prohibit, or to obtain damages in connection with, the transactions contemplated by this Agreement;

          (f) from the date of this Agreement, there shall not have occurred any event, change or condition that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

          (g) the Company shall have received a written consent as well as any other necessary documents from Citibank Mexico, S.A. to the consummation of the transactions contemplated by this Agreement and the Escrow Agreement; and


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          (h) GIR and IASA shall have delivered the documents required to be delivered by them pursuant to Section 5.02 in form and content reasonably satisfactory to Purchasers.

          Section 4.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF GIR AND IASA. The obligations of GIR and IASA to consummate the transactions provided for hereby are subject, in the reasonable discretion of GIR and IASA, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by GIR or IASA:

          (a) the representations and warranties in Article III shall be true and correct in all material respects when made and at and as of the Closing Date as if such representations and warranties were made at such time (except that those representations and warranties which are made as of a specific date shall be true and correct only as of such date);

          (b) Purchasers shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed or satisfied by it prior to or at the Closing Date;

          (c) the Company shall have received a written consent as well as any other necessary documents from Citibank Mexico, S.A. to the consummation of the transactions contemplated by this Agreement and the Escrow Agreement;

          (d) IASA shall have received a release of its liability with respect to the Completion Guaranty Agreement and the Credit Agreement with Citibank de Mexico, S.A.;

          (e) no Governmental Order, action or proceeding shall have been instituted or threatened which makes the transactions contemplated by this Agreement illegal or otherwise prohibited;

          (f) no Person who or which is not a party to this Agreement shall have commenced or threatened to commence any Litigation seeking to restrain or prohibit, or to obtain damages in connection with the transactions contemplated by this Agreement; and

          (g) Purchasers shall have delivered the documents required to be delivered by it pursuant to Section 5.01 in form and content reasonably satisfactory to GIR and IASA.


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

                                      ARTICLE V.
                                DELIVERIES AT CLOSING

          Section 5.01 DELIVERIES BY PURCHASERS AT CLOSING. Purchasers shall deliver the following items at the Closing:

          (a) $2,750,000 in immediately available funds to the account or accounts specified in writing by the Sellers;

          (b)   $4,550,000 in immediately available funds to the Escrow
Account;

          (c) a certificate, dated the Closing Date and signed by the authorized officers of each of the Purchasers as to the fulfillment of the conditions set forth in Section 4.02 (a) and (b);

          (d)   Escrow Agreement;

          (e)   the Long-term Purchase Agreement (as defined below); and

          (f) such other documents and items as GIR and IASA may reasonably request.

          Section 5.02 DELIVERIES BY GIR AND IASA AT CLOSING. IASA and GIR (as indicated) shall deliver or cause to be delivered the following items to Purchasers at the Closing:

          (a)   Escrow Agreement executed by IASA;

          (b) a certificate, dated the Closing Date and signed by the authorized officers of each of GIR and IASA as to the fulfillment of the conditions set forth in Section 4.01(a) and (b);

          (c) a legal opinion from Daniel Sierra, counsel of IASA and GIR, in substantially the form of Exhibit D hereto;

          (d) certificates representing the IASA Shares, endorsed for transfer to the Purchasers, free and clear of any and all Liens;

          (e)   copies of the Powers of Attorney described in Section 2.02(b);

          (f) the Long-term Purchase Agreement executed by DIARSA and Trailers; and

          (g) such other documents and items as Purchasers may reasonably request.


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          Section 5.03 FURTHER DELIVERIES. At any time on or after the date of this Agreement, each party will execute and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by another party to consummate the transactions contemplated hereby.

                                     ARTICLE VI.
                                ADDITIONAL AGREEMENTS

          Section 6.01 FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree, after the execution of this Agreement, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, assignments, assurances, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable efforts (i) to obtain all necessary Consents from any Person; PROVIDED, HOWEVER that Purchasers and the Sellers shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such Consents, (ii) to give all notices to and make all registrations and filings with any Person and (iii) to fulfill all conditions to this Agreement.

          Section 6.02 NO SHOP. From the date hereof through the Closing or the earlier termination of this Agreement, each of the Sellers shall not, and shall cause its Affiliates and their respective employees, agents or advisors (including without limitation investment bankers, attorneys and accountants), not to, directly or indirectly, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, other than the Purchasers concerning any sale of all or a portion of the IASA Shares (a "PROPOSED ACQUISITION TRANSACTION"). From the date hereof through the Closing or the earlier termination of this Agreement, the Sellers shall not, directly or indirectly, through any officer, director, partner, member, shareholder, consultant, advisor, accountant, employee, agent or other representative ("REPRESENTATIVE") otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any Proposed Acquisition Transaction or participate in any negotiations regarding, or furnish to any other person any information with respect to the Company or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or effect a Proposed Acquisition Transaction.

          Section 6.03   NO SOLICITATION.


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          (a) Attached hereto as Exhibit E is a list of employees that are considered initial employees of the Company, Servicios AISA, or Rims y Ruedas AdM, S.A. de C.V. ("RIMS AdM") (the "INITIAL EMPLOYEES"), which list may include employees who are currently employees of the Sellers or Ruedas AISA, S.A. de C.V. or other Affiliates of the Sellers. For a period of five years following the Closing Date, each of the Sellers shall not, and shall cause its Affiliates not to, directly or indirectly, hire or retain, or offer to hire or retain any of the Initial Employees or any employees subsequently hired by the Company, Servicios AISA Rims AdM or their future Affiliates, regardless of whether such employee is paid a wage, commission, fee or otherwise, except for those employees who have been terminated by, or who have resigned from, the Company, Servicios AISA, Rims AdM or their future Affiliates prior to commencement of employment discussions with the Sellers or their Affiliates. Notwithstanding the foregoing, the Sellers may not, and the Sellers shall cause their Affiliates not to, hire those employees who have resigned from the Company, Servicios AISA, Rims AdM or their future Affiliates until the expiration of three months from such employee's effective date of resignation, which provision shall not apply if such provision violates Mexican laws. In case the Sellers or their Affiliates fail to comply with this provision, Sellers, jointly and severally, shall pay to Purchasers, per employee hired, an amount equal to two times the annual remuneration that such employee was receiving upon termination of his or her relationship with the Company, Servicios AISA, Rims AdM or their future Affiliates.

          (b) For a period of five years following the Closing Date, each of the Purchasers and the Company shall not, and shall cause its Affiliates not to, directly or indirectly, hire or retain, or offer to hire or retain any employee of GIR, IASA or their Affiliates, regardless of whether paid a wage, commission, fee or otherwise, except for the Initial Employees and employees who have been terminated by, or who have resigned from, GIR, IASA or their Affiliates prior to commencement of employment discussions with the Purchasers or their Affiliates. Notwithstanding the foregoing, the Purchasers may not, and the Purchasers shall cause their Affiliates not to, hire those employees who have resigned from GIR, IASA or their Affiliates until the expiration of three months from such employee's effective date of resignation, which provision shall not apply if such provision violates Mexican laws. In case the Purchasers or their Affiliates fail to comply with this provision, Purchasers shall pay to Sellers, per employee hired, an amount equal to two times the annual remuneration that such employee was receiving upon termination of his or her relationship with GIR, IASA or their Affiliates.

          Section 6.04 NOTIFICATION OF CERTAIN MATTERS. From the date hereof through the Closing, each of the parties hereto shall give prompt notice to the other party of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any failure of such party or its respective Affiliates or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
representation, warranty, covenant or agreement or to satisfy any condition. GIR and IASA shall promptly notify Purchasers of any Default, the threat or commencement of any Litigation, or any development that occurs before the Closing that could in any way materially affect the Company or its business.

          Section 6.05 CONTINUATION OF RIGHTS AND OBLIGATIONS. Except as otherwise specifically set forth in this Agreement, the rights and obligations of the parties hereto under each of the AdM Agreements, including, without limitation, the indemnification provisions set forth in the JV Agreement, shall continue in full force and effect in accordance with the terms, conditions and limitations set forth therein. The parties hereto agree that the representations and warranties set forth in this Agreement shall not amend, limit or otherwise modify in any manner any of the respective parties' rights and obligations under any of the AdM Agreements. It being further understood by the parties that the foregoing shall not preclude a claim under this Agreement by any party hereto based upon the breach of any such representation or warranty.

          Section 6.06   [INTENTIONALLY LEFT BLANK]

          Section 6.07 CONTINUATION OF SERVICES. Except as modified in this Agreement, the Sellers hereby agree to continue to provide all services provided under the Technical Services Agreement (as defined below), the Wheel Requirements Agreement and the Bailment Agreement in accordance with such agreements until the proper termination of such agreements, in accordance therewith or as provided in this Agreement.

          Section 6.08   CONFIDENTIAL INFORMATION

          (a) PROTECTION OF CONFIDENTIAL AND PROPRIETARY INFORMATION. The parties acknowledge and agree that the prospects for the present and future success of the Company depend upon the protection by the Company and the Purchasers of the confidential and proprietary business information, trade secrets, technology and know-how ("CONFIDENTIAL INFORMATION") of the Company, irrespective of the manner in which the Company may obtain it (e.g., whether developed independently by the Company, obtained from Accuride, IASA or GIR or otherwise); and each of the parties acknowledges and agrees that irreparable harm to the Company will result if any Confidential Information of the Company is disclosed to any Person that is neither a party to this Agreement nor a duly authorized Representative of any Person that is a party hereto, or if any of the parties uses Confidential Information anywhere for any purpose or in any context other than in connection with and for the purpose of advancing the legitimate interests of the Company.

          (b) CERTAIN COVENANTS REGARDING THE TREATMENT OF CONFIDENTIAL INFORMATION GENERALLY. For the reasons stated in Section 6.08(a), the Sellers hereby covenant and agree that they and each and every one of their Representatives and Affiliates, including any future


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

Affiliates and any Affiliates that cease to be such, during the period commencing as of the Closing Date and continuing for ten years, shall:

                (i) not disclose any Confidential Information of the Company or of any other party to the JV Agreement or this Agreement to any Person who is not a party to the JV Agreement or this Agreement or a duly authorized Representative of any party hereto; and

                (ii) maintain and protect, and cause each and every Representative and other Person under its control to maintain and protect, the confidentiality, secrecy, integrity and quality of the Confidential Information at issue.

          The Sellers shall be liable for any failure of strict compliance with this Section 6.08 either by the Sellers or by any of their Representatives; notwithstanding the foregoing, however, the Sellers shall not be held liable for any unauthorized disclosure of or failure to protect Confidential Information under this Section 6.08 in cases where: (1) at the time of disclosure, such Confidential Information was available to the general public in a manner not involving any breach of the JV Agreement or this Agreement or of any other Agreement between the parties, thus rendering such information no longer confidential; or (2) the information was made available to the disclosing party by a Person not bound by any covenant of confidentiality with any of the parties hereto with respect thereto; or (3) disclosure was compelled by applicable law or the order of any court of competent jurisdiction.

          (c) CERTAIN ACTIVITIES DEEMED UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION TO THE DETRIMENT OF THE COMPANY AND THE PURCHASERS. Each of the IASA and GIR covenants and agrees that, during the period beginning the Closing Date and ending ten years thereafter, if it or any of its respective Affiliates engages within the territory of the United Mexican States, directly or indirectly, in any activity or operation involving or relating in any manner whatsoever to compete with the Company's business as conducted as of the date of this Agreement will, compete with the business of the Company as currently being conducted or otherwise, whether by ownership interest (the "PROHIBITED OWNERSHIP INTEREST") or otherwise, then such activity or operation shall be deemed automatically to constitute: (1) an unauthorized use of Confidential Information of the Company, and therefore a breach of this Agreement; and (2) an injury to the Company in which the amount of damages cannot be assessed and which injury may be compensated only upon assessment and payment of the damages described in
Section 6.08(d). For purposes of this Agreement, business of the Company shall include the tire and wheel assembling and sequencing for sales to original equipment manufacturers. Notwithstanding the foregoing, the parties hereto agree that (i) DIARSA may operate in accordance with the terms of Section 5.6 of the JV Agreement; provided, however, that DIARSA may sell Wheels to vehicle manufacturers or Wheel distributors in an amount not to exceed $250,000 per year (the "CAP"); provided, further, however, that the Cap shall be increased annually by 10%, (ii) Prohibited Ownership Interest shall not apply to or as a result of fundamental corporate transactions,


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
including mergers, spin-offs and sales of substantially all of the capital stock or assets of the Sellers or its Affiliates (provided, that any such successor or acquirer agrees in writing to be bound by the terms of this Section 6.08(c)), except that the Sellers and their Affiliates shall not acquire any businesses which have more than 25% of their revenues derived from businesses which compete with the Company in the business currently conducted by the Company, and with respect to businesses which derive less than 25% of their revenue from businesses which compete with the Company in the business currently conducted by the Company, the Sellers or their Affiliates will dispose of any competing businesses acquired within 12 months of such acquisition and (iii) tire and wheel assembling and sequencing in connection with sales of trailers, trucks, tractors, buses and chassis by GIR or its Affiliates shall not be prohibited under this Section 6.08(c).

          (d) Damages for Breach of Covenant to Refrain from Activities Constituting Unauthorized Use of Confidential Information to the Detriment of the Company and the Purchasers. Any breach of the covenants in Section 6.08(c) shall empower the Company to claim and obtain damages from the Sellers in the amount of ten million dollars (U.S. $10,000,000).

          Section 6.09 EQUIPMENT MAINTENANCE. Notwithstanding anything to the contrary in the Wheel Requirements Agreement and the Bailment Agreement, (i) the Company shall instruct IASA, and IASA shall comply with the Company's reasonable instructions as indicated, regarding all maintenance work to all Wheel manufacturing equipment to keep them in good working order in accordance with the terms of the Wheel Requirements Agreement and the Bailment Agreement until such time as the Company has completed its relocation of such equipment to New Facility (as defined below), and (ii) the maintenance costs relating to the materials shall not be included as Conversion Costs (as defined in the Wheel Requirements Agreement) for purposes of the Wheel Requirements Agreement. "NEW FACILITY" means the new manufacturing facility the Company is completing in Cienega de Flores, Mexico as provided in the Transfer Schedule to be determined in good faith by the parties hereto (the "TRANSFER SCHEDULE"), which the parties shall use their respective reasonable efforts to effect. IASA shall provide full access to any personnel, employees and contractors of the Company during normal working days and hours at IASA Facility, in order to verify proper maintenance of all Wheel manufacturing equipment. If the relocation to the New Facility is not completed by December 31, 1999 as contemplated in the Transfer Schedule, the parties shall revise the Transfer Schedule in good faith and use their respective reasonable efforts to effect such revised Transfer Schedule.

          Section 6.10 INFORMATION TECHNOLOGY SERVICES. IASA and the Company hereby agree to extend the duration of the Technical Services Agreement (contrato de prestacion de servicios tecnicos) (the "TECHNICAL SERVICES AGREEMENT") dated as of November 5, 1997 between IASA and the Company, to provide information technology services, including computer hardware support and software support, until the earlier of March 31, 2000 or the date that the Company provides written notice to IASA terminating the Technical Services


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

Agreement. After the Closing, the Company shall pay IASA for services rendered the applicable hourly rate set forth in the Technical Services Agreement. The Technical Services Agreement shall continue in full force and effect in accordance with the terms and conditions agreed to therein, except as modified herein.

          Section 6.11 LONG-TERM PURCHASE AGREEMENTS. GIR and IASA will cause each of Trailers and DIARSA to enter into a Long-term Purchase Agreement (the "LONG-TERM PURCHASE AGREEMENT") in substantially the form attached hereto as Exhibit E.

          Section 6.12   LEASE AGREEMENTS.

          (a) IASA, the Company and Servicios AISA hereby extend the term of the lease agreements (contratos de arrendamiento) executed on November 5, 1997 (the "LEASES"), for the use of 837 square meters of office space located at Avenida Universidad 1011 Norte, San Nicolas de los Garza, Nuevo Leon (the "MONTERREY OFFICE") through December 31, 1999, unless sooner terminated by written notice from the Company or Servicios AISA to IASA; PROVIDED, HOWEVER, that the Company or Servicios AISA may at its option extend the term of the Leases for an additional period not to exceed 45 days; PROVIDED, FURTHER, HOWEVER, that the Company or Servicios AISA may reduce the area under the Leases based on the actual needs of the Company or Servicios AISA by providing written notice of such reduction to IASA; PROVIDED, FURTHER; HOWEVER, that upon such reduction, there shall be a corresponding reduction in the rent payable under the Leases. The Leases shall continue in full force and effect subject to the terms and conditions agreed to therein, except as modified herein.

          (b) The rights and obligations of the parties hereto under the lease agreement (contrato de arrendamiento) executed on November 5, 1997 for the use of 120 square meters of office space located at Homero 1425, Suite 402, Colonia Polanco in Mexico City, Federal District shall continue in full force and effect until termination of such lease, which shall occur 30 days after the Closing Date; PROVIDED, that the Company shall have the option to extend this period for an additional 30 days by providing written notice to IASA.

          Section 6.13 LABOR MATTERS. The parties hereto agree to the matters set forth in the Addendum Regarding Labor Matters attached hereto as Addendum 1.

          Section 6.14 TAXES. The Sellers shall be responsible for all income taxes relating to the sale, transfer and assignment of the IASA Shares.

          Section 6.15 EMPLOYEE PARKING. Sellers agree that the employees of the Company shall have the right to continue to use IASA's parking lot as currently being used by them for a period of 90 days following the Closing; PROVIDED, that the Company shall have the option to extend this period for an additional 30 days, and further provided that any Company


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
employees who continue to work at the Monterrey Office shall have the right to continue to use IASA's parking lot as currently being used by them until the proper termination of the Leases.

          Section 6.16 TERMINATION OF WHEEL REQUIREMENTS AGREEMENT. The parties agree that the Wheel Requirements Agreement will terminate at such time, as the Company has completed its relocation to the New Facility as provided in the Transfer Schedule, which the parties shall use their respective reasonable efforts to effect.

          Section 6.17 ALLOCATION OF WRITTEN OFF EQUIPMENT AND REMOVAL OF EQUIPMENT.

          (a) The parties agree that the assets which have been previously retired and written off by the Company shall be allocated between the Company and IASA as provided in EXHIBIT F.

          (b) Prior to the time the Company has completed its relocation to the New Facility as provided in the Transfer Schedule, which the parties shall use their respective reasonable efforts to effect, the Company, at its sole expense, shall have removed or caused the removal of its remaining Wheel-related equipment and inventory currently located at the IASA Facility. Absent a written agreement to the contrary between the Company and IASA, IASA may remove any equipment or inventory remaining after such relocation, and the Company will reimburse IASA for reasonable expenses associated with the removal and storage of such equipment and inventory.

          Section 6.18 MANAGEMENT OF THE IASA FACILITY; MONTHLY MEETINGS. Notwithstanding the provisions of the Wheel Requirements Agreement, after the Closing and until the Company has completed its relocation to the New Facility as provided in the Transfer Schedule, the Company shall have the temporary right to supervise the management of the Wheel-production operations of the IASA Facility. After the Closing, the parties hereto shall attend monthly meetings to discuss matters related to the Wheel-production operation of the IASA Facility and the completion of the relocation to the New Facility. Except as otherwise set forth in Addendum 1, all labor obligations and liabilities regarding all personnel of the Wheel-production operations at the IASA Facility shall remain IASA's sole responsibility, regardless of the provisions in this Section 6.18.

          Section 6.19 CANCELLATION OF THE EMBARGO. If for any reason the Tax Lien Funds are insufficient for cancellation of the Embargo, the Sellers, jointly and severally, agree to reimburse the Purchasers for any amount in excess of the Tax Lien Funds necessary to cancel the Embargo, as well as any costs and expenses, including, without limitation, attorneys' fees, incurred by the Purchasers in connection with such cancellation. Anything in this Agreement to the contrary notwithstanding, the Purchasers shall be entitled to withhold and set off against any amount due to the Sellers under any agreement between either of the Sellers, on the one hand,



  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
and either of the Purchasers, on the other hand, any amount as to which the Sellers are obligated to pay pursuant to this Section 6.19.

                                     ARTICLE VII.
                                   INDEMNIFICATION

          Section 7.01   INDEMNIFICATION.

          (a) Sellers, jointly and severally, shall indemnify, defend and save and hold harmless the Purchasers, the Company and their respective officers, directors, employees and other agents (collectively, the "PURCHASERS INDEMNIFIED PARTIES"), jointly and severally, from and against any and all losses, liabilities, adverse claims, causes of action, damages, demands, contingencies, settlement, fines, assessments, penalties, charges, costs, obligations and expenses of every kind and description whatsoever (including, without limitation, attorneys' fees and litigation, arbitration and other dispute resolution costs), whether known or unknown, foreseen or unforeseen, or foreseeable or unforeseeable (a "LOSS"), arising directly or indirectly from, attributable to, as a result of or otherwise in connection with (a) any breach by the Sellers of any of their covenants or obligations contained in this Agreement or in any of the other documents delivered hereunder to be performed by the Sellers, (b) any breach by the Sellers of, or any inaccuracy in, any representation or warranty made by the Sellers in this Agreement or any other documents delivered hereunder by the Sellers, or (c) the Sellers' past, current or future operations at the IASA Plant (as defined in the JV Agreement) in connection with the Wheel business, including, without limitation, all Losses relating to or arising in any manner out of any matter involving contamination or pollution of any land, site, surface water, ground water, air or soil, or of equipment or machinery, or of buildings and other structures of any kind, located at the IASA Plant or in the vicinity thereof. The indemnity obligations under this Section 7.01(a) shall be construed and applied in the broadest manner permitted under applicable law and shall survive any termination of this Agreement for so long as it remains possible that any Purchasers Indemnified Party indemnified under this Section 7.01(a) may incur any Loss or Losses of the kind described or referred to herein.

          (b) Purchasers, jointly and severally, shall indemnify, defend and save and hold harmless the Sellers and their respective officers, directors, employees and other agents (collectively, the "SELLERS INDEMNIFIED PARTIES"), jointly and severally, from and against any and all Losses arising directly or indirectly from, attributable to, as a result of or otherwise in connection with
(a) any breach by the Purchasers of any of its covenants or obligations contained in this Agreement or in any of the other documents delivered hereunder to be performed by the Purchasers or (b) any breach by the Purchasers of, or any inaccuracy in, any representation or warranty made by the Purchasers in this Agreement or any other documents delivered hereunder by the Purchasers. The indemnity obligations under this Section 7.01(b) shall be construed and applied in the broadest manner permitted under applicable law and shall survive any termination of this Agreement for so long as it remains possible that any Sellers Indemnified Party


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
indemnified under this Section 7.01(b) may incur any Loss or Losses of the kind described or referred to herein.

          Section 7.02   INDEMNIFICATION PROCEDURES.

          For purposes of this Section 7.02, the party seeking indemnification shall be known as the "INDEMNIFIED PARTY" and the party from whom indemnification is sought shall be known as the "INDEMNIFYING PARTY." As soon as reasonably practicable after receipt by an Indemnified Party of notice of any Loss in respect of which an Indemnifying Party may be liable under this Article VII, the Indemnified Party shall give notice thereof to the Indemnifying Party, setting forth in reasonable detail the facts and circumstances pertaining thereto, but the failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Article VII unless and to the extent that the Indemnifying Party is prejudiced by such failure. In the event that the Loss arises out of or results from a claim by any third party, the Indemnified Party shall permit the Indemnifying Party, at its option and expense, to assume the defense of, and subject to the consent of the Indemnified Party, which shall not be unreasonably withheld, in each case settle or otherwise dispose of such claim by counsel reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party may participate in such defense by counsel of its own choice, but the fees, expenses and other charges of such counsel will be solely for the account of the Indemnified Party, unless: (a) the employment of counsel by the Indemnified Party has been authorized in writing by the Indemnifying Party, (b) there is a conflict or potential conflict (based on advice of counsel to the Indemnified Party reasonably acceptable to the Indemnifying Party) between the Indemnified Party and the Indemnifying Party, or (c) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, and provided, further, that the Indemnified Party shall be entitled to control such defense jointly with the Indemnifying Party in the case of any litigation referred to in clause (b) of the immediately preceding proviso to this sentence. Notwithstanding anything to the contrary in this Section 7.02, without the prior written consent of each Indemnified Party (or of each Indemnifying Party if the Indemnified Party is defending such third party claim), which consent shall not be unreasonably withheld, the Indemnifying Party (or Indemnified Party, as the case may be) shall not consent to the entry of any judgment or enter into any settlement that does not include an unconditional release of each Indemnified Party (or Indemnifying Party) from all liabilities in respect of such Losses. The Indemnifying Party shall pay for any Loss promptly in cash once its responsibility has been established.

          Section 7.03   SPECIFIC PERFORMANCE.

          Each of the parties acknowledges and agrees that the other parties would be irreparably damaged in the event the provisions of this Agreement are not performed in accordance with its specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary in this Agreement, each of the parties agrees that the other parties shall be entitled to enforce specifically the performance by such first party under this Agreement. The


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
remedies described in this Section 7.03 shall be in addition to, and not in lieu of, any other remedies that the parties hereto may elect to pursue.

                               ARTICLE VIII.
                            GENERAL PROVISIONS

          Section 8.01   TERMINATION

          (a) This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

                (i)      by the mutual written agreement of the parties hereto;

                (ii) by the written notice from the Purchasers to the Sellers if the conditions set forth in Section 4.01 have not been satisfied on or prior to July 31, 1999;

                (iii) by the written notice from the Sellers to the Purchasers if the conditions set forth in Section 4.02 have not been satisfied on or prior to July 31, 1999; or

                (iv) by any party if a final nonappealable judgment has been entered against such party or any of its Affiliates restraining, prohibiting, or declaring illegal the consummation of this Agreement or the transactions contemplated hereby or which imposes or awards damages which would have a material adverse effect on the economic benefits contemplated hereby.

          Notwithstanding the above, a party shall not be allowed to exercise any right of termination pursuant to this Section 8.01(a) if the event giving rise to the termination right shall be due to the failure of such party to perform or observe in any material respect any of the covenants or agreements to be performed or observed by such party.

          (b)   In the event this Agreement is terminated in accordance with
Section 8.01(a), no party shall have any further liability hereunder, except for willful breach of this Agreement.

          Section 8.02 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

          Section 8.03 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing, with all postage and other delivery charges prepaid, and shall be deemed to have been duly given or made (i) as of the date delivered, if delivered personally, (ii) as of the day after being deposited with a recognized overnight courier, or (iii) when


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
transmitted if transmitted by facsimile with electronic confirmation; provided that all such notices and other communications must be addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).

          (a)   if to IASA or GIR:

                    Industria Automotriz, S.A. de C.V.
                    Avenida Universidad 1011 Norte, Planta Baja
                    San Nicolas de los Garza, Nuevo Leon
                    C.P. 66450 Mexico
                    Attention:  Chairman
                    Fax: 52-8-376-9098

                    With a copy to:

                    Grupo Industrial Ramirez, S.A.
                    Avenida Universidad 1004 Norte
                    San Nicolas de los Garza, Nuevo Leon
                    C.P. 66450 Mexico
                    Attention:  Chairman
                    Fax: 52-8-376-5949

          (b)   if to Purchasers or the Company:

                    Accuride Corporation
                    2315 Adams Lane
                    P.O. Box 40
                    Henderson, Kentucky 42420
                    Attention: David K. Armstrong
                    Fax:  (502) 827-7601

                    With a copy to:

                    Latham & Watkins
                    135 Commonwealth Drive
                    Menlo Park, California 94025
                    Attention:  Peter F. Kerman, Esq.
                    Fax: 650-463-2600

                    and

                    Santamarina y Steta, S.C.


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

                    Torre Comercial America
                    Batallon de San Patricio 111-1102
                    Garza Garcia, N.L. 66269
                    Attention:  Jorge Barrero Stahl
                    Fax:  528.368.0111


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          Section 8.04 PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make any public announcements in respect of this Agreement or otherwise communicate with any news media without prior notification to the other party, and the parties shall cooperate as to the timing and contents of any such announcement, subject to the requirements of Mexican laws with respect to a public company's disclosure requirements.

          Section 8.05 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 8.06 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

          Section 8.07 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto), the Disclosure Schedule and the Escrow Agreement constitute the entire agreement among the parties and supersede all prior agreements and undertakings with respect to the subject matter hereof.

          Section 8.08 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by a party without the prior written consent of the other parties hereto, except that the parties may assign their rights hereunder (either before or after the Closing Date), to an Affiliate of such party with the prior written consent of the other party, which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 8.09   DISPUTE RESOLUTION.

          (a) PRE-ARBITRATION EFFORTS TO RESOLVE DISPUTES. Each of the parties hereto agrees to attempt in good faith to resolve any dispute, controversy or claim that may arise in any manner whatsoever with respect to this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby (collectively, the "DISPUTE") and each party hereby designates its chief executive officer as the individual who has primary authority and responsibility therefor. Each such designated officer of a party involved in any Dispute shall attempt in good faith to resolve such Dispute within 30 days after becoming aware of the Dispute.


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          (b) REQUIREMENTS OF BINDING ARBITRATION; SCOPE. Each and every Dispute shall be solely and finally settled by binding, non-appealable arbitration at Dallas, Texas, U.S.A. not later than six months following the initial notice of arbitration (which notice shall be given in writing to the party against whom the claim is being made, and to the arbitration administrator, by the party initiating the arbitration) in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"), as modified by the provisions of this Section 8.09.

          (c) SELECTION OF ARBITRATORS. Each and every arbitration hereunder shall be conducted by a panel of three arbitrators. The Purchasers shall select one arbitrator, and the Sellers shall select one arbitrator, not later than 10 days after the initial notice of arbitration. The AAA shall have power to select either or both such arbitrators if they have not been selected by the parties as required within the time specified. Not later than 20 days after the selection and appointment of the two arbitrators, the two appointees shall choose a third arbitrator to serve as the chairperson of the arbitration panel. If the two party-appointees cannot agree regarding the selection of the third arbitrator within such 20 day period, then the AAA shall have the power to select the third arbitrator. Each arbitrator appointed to hear any Dispute shall have no relationship or connection with any party to this Agreement or with any of their respective Affiliates or with legal counsel to any such party or Affiliate. In the event of the death or disability of an arbitrator, a new arbitrator shall be selected in the same manner as, and by the same party that selected, the previous arbitrator.

          (d)   GOVERNING LAW AND ARBITRATION RULES. The provisions of this
Section 8.09, the International Arbitration Rules of the AAA, and the contract and other substantive laws of the United Mexican States, as modified by the terms of this Section 8.09, shall govern the arbitration of any and all Disputes, and in the event of any conflict between the laws of Mexico and the Federal Arbitration Act, 9 U.S.C. ss.ss.1 et. seq. (1990) (tHE "ARBITRATION Act"), in connection with any arbitration of any Dispute hereunder, it is the express intent of the parties that the substantive laws of Mexico, as modified by this Section 8.09, shall govern to the maximum extent permitted by law.

          (e) BINDING ARBITRATION. The award rendered in connection with any arbitration conducted in accordance with this Section 8.09 shall be final and binding upon the parties, and any judgment upon such award may be entered and enforced by any court of competent jurisdiction in any country without any further proceedings on the merits of the case. The parties agree that the award of the arbitral tribunal shall be the sole and exclusive remedy between them with respect to the Dispute. The parties hereby waive all jurisdictional defenses in connection with any arbitration instituted under this Section 8.09 and the enforcement of any award or judgment rendered pursuant thereto.

          (f) EXPLANATION OF AWARD. Promptly following the rendering of an order or award in the arbitration of any Dispute, the arbitrators shall issue to the interested parties


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
hereunder a written explanation in the English language, with a certified translation thereof in the Spanish language, of the reasons for such order or award and a full statement of the facts found and the rules of law applied in reaching the decision.

          (g) ENFORCEMENT OF AWARD. With respect to any award issued by the arbitrators pursuant to this Agreement, the parties expressly agree: (1) to the prosecution of an action by one or more parties against any other party or parties in any court of the United States of America, or in any court of the State of Nuevo Leon or of the United Mexican States located in Monterrey, Nuevo Leon, to confirm and enforce such arbitration award; (2) that any such arbitration award shall constitute conclusive proof of the validity of the determinations of the arbitrators underlying such award; and (3) that any court of the United States of America, or any court of the State of Nuevo Leon or of the United Mexican States, may enter judgment upon and enforce such award, whether pursuant to the Inter-American Convention on International Commercial Arbitration (9 U.S.C. Sections 301-307), the Arbitration Act, the other laws of the United States of America or of the United Mexican States or of the State of Nuevo Leon, respectively, or otherwise, without any further proceedings on the merits of the case.

          (h) LANGUAGE OF ARBITRATION. All proceedings in any arbitration conducted hereunder shall be conducted in the English language, and all documents, exhibits and other evidence submitted in Spanish by any party shall be accompanied by a certified English translation thereof; PROVIDED, HOWEVER, that upon request by any party to the arbitration all such proceedings, hearings and evidence shall be translated simultaneously into the Spanish language for the convenience of such party.

          (i) DISCOVERY; PRESENTATION OF CASE. Not later than 60 days following the delivery of the notice of arbitration, each side shall produce and deliver to the arbitrators and to the other parties copies of all documents and witness testimony upon which it plans to rely, as well as a list identifying such documents and witnesses, which list shall contain all information necessary for a full understanding of the legitimate issues raised in the arbitration, including, without limitation, the following: (1) a written statement of the factual basis of the claim or defense and the legal theories upon which each claim or defense is based; (2) the names and addresses of all individuals, including witnesses whom the disclosing party expects to call to present testimony or other evidence during the arbitration proceeding and other individuals whom the party believes may have knowledge or information relevant to the arbitration, description of the nature of the knowledge or information that each such individual is believed to possess, and a summary of each such witness' expected testimony; (3) the names and addresses of all individuals who have given statements, along with copies of those statements; (4) a written computation of the measure of damages alleged by the disclosing party and the documents or summary of the testimony upon which such computation or measure is based; and (5) the existence, location, custodian and general description of any relevant documents or other tangible evidence that the disclosing party plans to use at the arbitration hearing. Each side shall be permitted five hours of witness depositions, to be allocated as that side sees fit. No


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company
interrogatories or requests for admission shall be permitted. The arbitration hearing shall take place no later than 90 days following the initial notice of arbitration. Each side shall have no more than 10 hours to make its arguments and present its evidence to the arbitration panel. The parties also may submit pre- and post-hearing memoranda, each not to exceed 20 double-spaced pages.

          (j) CONFIDENTIALITY. All papers, documents and other evidence, whether written or oral, filed with or presented to the arbitrators, shall be deemed by the parties and the arbitrators to be confidential information. No party, witness or arbitrator shall disclose in whole or in part to any other Person any confidential information submitted in connection with arbitration proceedings hereunder, except to the extent: (1) required by applicable law or regulation; (2) reasonably necessary to assist counsel in or preparation for arbitration of the dispute; or (3) that such "confidential" information was previously known or subsequently became known to the disclosing party without restrictions on disclosure, that it was developed independently by such disclosing party, or that it became publicly known through no fault of the disclosing party.

          (k) ARBITRATION EXPENSES. The non-prevailing party in the arbitration shall bear the fees and expenses of the arbitrators, the reasonable costs of the arbitration, the expense of any award rendered therein and of its enforcement, and the reasonable attorneys' fees and expenses of the prevailing party; and the non-prevailing party shall reimburse the prevailing party for all such fees, costs and expenses incurred by the prevailing party prior to the date of the award. All expenses, fees, costs and charges, and any award, shall be expressed in U.S. dollars.

          (l)   INTEGRATED ARBITRATION CLAUSE. To the extent, if any, that this
Section 8.09 may be deemed a separate contract, independent from this Agreement, Sections 8.03 and 8.10 (concerning notices and governing law, respectively) shall be deemed incorporated into this Section 8.09 by this reference.


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          Section 8.10 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by the substantive laws of, the United Mexican States and the state of Nuevo Leon, without reference to principles governing choice or conflicts of laws. All Exhibits hereto shall be governed by and construed in accordance with the laws of jurisdiction specified therein.

          Section 8.11 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give, or be construed to give, to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          Section 8.12 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by the Company, the Purchasers and IASA and GIR.

          Section 8.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section 8.14 SURVIVAL. The representations and warranties in this Agreement and in any of the document executed and delivered in connection with the transactions contemplated herein shall survive the Closing and remain in full force and effect for the longer of the following periods: (a) as long as it is possible that any party to this Agreement could suffer any Loss or Losses of the kind referred to in Section 7.01(a) or (b) five years after the Closing Date.


  -------------    ----------------     ---------     ---------    -----------
     Accuride       Servicios AISA         IASA          GIR         Company

          IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed as of the date first written above.

                                   ACCURIDE CORPORATION

                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------


                                   ACCURIDE DE MEXICO, S.A. DE C.V.


                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------


                                   SERVICIOS AISA, S.A. DE C.V.


                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------


                                   INDUSTRIA AUTOMOTRIZ, S.A. DE C.V.


                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------


                                   GRUPO INDUSTRIAL RAMIREZ, S.A.


                                   By:
                                      -------------------------------------
                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------